FEDERAL AGRICULTURAL MORTGAGE CORPORATION


                              919 18th Street, N.W.
                                    Suite 200
                             Washington, D.C. 20006
                             ----------------------

                            TO HOLDERS OF FARMER MAC
                             NON-VOTING COMMON STOCK


April 20, 2001

Dear Farmer Mac Stockholder:

     The Board of Directors of the Federal Agricultural Mortgage Corporation ("Farmer Mac" or the "Corporation") is pleased to invite you to attend the 2001 Annual Meeting of Stockholders of the Corporation to be held on Thursday, June 7, 2001, at 9:00 a.m. local time at the Embassy Suites Hotel, 1250 22nd Street, N.W., Washington, D.C. 20037.

     Although the type of stock you hold does not entitle you to vote at the meeting and, accordingly, NO PROXY IS REQUESTED, we hope you will be able to attend and suggest you read the enclosed Notice of Annual Meeting, Proxy Statement and Annual Report, which will provide you with information about your Corporation and the meeting. If you plan to attend the meeting, please advise Farmer Mac's Corporate Secretary at the above address.


                                   Sincerely,
                                   /s/  Eugene Branstool
                                   ----------------------
                                   Eugene Branstool
                                   Chairman of the Board

                    FEDERAL AGRICULTURAL MORTGAGE CORPORATION

                              919 18th Street, N.W.
                                    Suite 200
                             Washington, D.C. 20006
                             ----------------------

                            TO HOLDERS OF FARMER MAC
                               VOTING COMMON STOCK


April 20, 2001

Dear Farmer Mac Stockholder:

     The Board of Directors of the Federal Agricultural Mortgage Corporation ("Farmer Mac" or the "Corporation") is pleased to invite you to attend the 2001 Annual Meeting of Stockholders of the Corporation to be held on Thursday, June 7, 2001, at 9:00 a.m. local time at the Embassy Suites Hotel, 1250 22nd Street, N.W., Washington, D.C. 20037. The Notice of Annual Meeting and Proxy Statement accompanying this letter describe the business to be transacted at the meeting.

     We hope you will be able to attend the meeting and suggest you read the enclosed Notice of Annual Meeting and Proxy Statement for information about your Corporation and the Annual Meeting of Stockholders. We have also enclosed Farmer Mac's 2000 Annual Report. Although the report is not proxy soliciting material, we suggest you read it for additional information about your Corporation. Please complete, sign, date and return a proxy card at your earliest convenience to help us establish a quorum and avoid the cost of further solicitation. The giving of your proxy will not affect your right to vote your shares personally if you do attend the meeting. If you plan to attend the meeting, please so indicate on the enclosed proxy card.


                                    Sincerely,
                                   /s/  Eugene Branstool
                                   ----------------------
                                   Eugene Branstool
                                   Chairman of the Board

                    FEDERAL AGRICULTURAL MORTGAGE CORPORATION


                            NOTICE OF ANNUAL MEETING
                                                                  April 20, 2001

      Notice is hereby given that the 2001 Annual Meeting of Stockholders of the Federal Agricultural Mortgage Corporation ("Farmer Mac" or the "Corporation") will be held on Thursday, June 7, 2001, at 9:00 a.m. local time at the Embassy Suites Hotel, 1250 22nd Street, N.W., Washington, D.C. 20037.

      As described in the attached Proxy Statement, the meeting will be held for the following purposes:

Item  No. 1    to  elect  ten  directors, five  of whom will be elected by Class
               A  Stockholders,  and  five  of  whom  will be elected by Class B
               Stockholders,   to   serve  until  the  next  annual  meeting  of
               stockholders and until their respective successors are elected and qualified;

Item  No. 2    to ratify the selection by the Audit Committee of Arthur Andersen
               LLP  as  the  Corporation's  independent auditors for fiscal year
               2001;

     and to consider and act upon any other business that may properly be brought before the meeting or any adjournment thereof. Please read the attached Proxy Statement for complete information on the matters to be considered and acted upon.

     Holders of record of the Corporation's Class A Voting Common Stock and Class B Voting Common Stock at the close of business on April 13, 2001 are entitled to notice of and to vote at the meeting and any adjournment(s) thereof.

     For at least ten days prior to the meeting, a list of Farmer Mac stockholders will be available for examination by any stockholder for any purpose germane to the meeting at the offices of the Corporation between the hours of 9:00 a.m. and 5:00 p.m. local time.

     Whether you intend to be present at the meeting or not, please complete the enclosed proxy card, date and sign it exactly as your name appears thereon and return it in the postpaid envelope. This will ensure the voting of your shares if you do not attend the meeting. Giving your proxy will not affect your right to vote your shares personally if you do attend the meeting. THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE CORPORATION.


                              By order of the Board of Directors,
                              /s/ Jerome G. Oslick
                              -----------------------
                              Jerome G. Oslick
                               Corporate Secretary

                                Table of Contents


                                                                            Page
Voting Rights................................................................1
Proxy Procedure..............................................................2
Proxy Statement Proposals....................................................3
Board of Directors Meetings and Committees...................................3
Item No. 1:  Election of Directors...........................................4
Information about Nominees for Director......................................5
      Class A Nominees.......................................................5
      Class B Nominees.......................................................6
      Directors Appointed by the President of the United States..............7
Stock Ownership of Directors and Executive Officers..........................8
Report of the Audit Committee...............................................10
Executive Officers..........................................................11
Compensation of Directors and Executive Officers............................12
--Compensation of Directors.................................................13
--Compensation of Executive Officers........................................13
      General...............................................................13
      Compensation Committee Report on Executive Compensation...............14
      Compensation Committee Interlocks and Insider Participation...........17
      Summary Compensation Table............................................18
      Option Grants During 2000.............................................19
      Option Exercises and Year End Value...................................19
      Employment Agreements.................................................20
      Certain Relationships and Related Transactions........................21
      Performance Graph.....................................................22
Item No. 2:  Selection of Independent Auditors..............................24
Compliance with Section 16(a) of the Securities Exchange Act of 1934........25
Principal Holders of Voting Common Stock....................................26
Solicitation of Proxies.....................................................27
Other Matters...............................................................27
Appendix A-- Farmer Mac Audit Committee Charter............................A-1

                   FEDERAL AGRICULTURAL MORTGAGE CORPORATION


                              919 18th Street, N.W.
                                    Suite 200
                             Washington, D.C. 20006



                                 PROXY STATEMENT
                     For the Annual Meeting of Stockholders
                           to be held on June 7, 2001

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of the Federal Agricultural Mortgage Corporation ("Farmer Mac" or the "Corporation") of proxies from the holders of the Corporation's Class A Voting Common Stock and Class B Voting Common Stock (together, the "Voting Common Stock"). The proxies will be voted at the Annual Meeting of Stockholders of the Corporation (the "Meeting"), to be held on Thursday, June 7, 2001 at 9:00 a.m. local time at the Embassy Suites Hotel, 1250 22nd Street, N.W., Washington, D.C. 20037, and at any adjournments or postponements of the Meeting. The Notice of Annual Meeting, this Proxy Statement and the enclosed proxy card are being mailed to stockholders on or about April 20, 2001.

     The Board of Directors will present for a vote at the Meeting the election of ten members and the ratification of the appointment of Arthur Andersen LLP as independent auditors for the Corporation for fiscal year 2001. The Board is not aware of any other matter to be presented for a vote at the Meeting.

Voting Rights

     One of the purposes of the Meeting is to elect ten members to the Board of Directors. Title VIII of the Farm Credit Act of 1971, as amended (the "Act") provides that Class A Voting Common Stock may be held only by banks, insurance companies and other financial institutions or entities that are not Farm Credit System institutions. The Act also provides that Class B Voting Common Stock may be held only by Farm Credit System institutions. Holders of the Class A Voting Common Stock (the "Class A Holders") and holders of the Class B Voting Common Stock (the "Class B Holders") must each elect five members to the Board of Directors. The remaining five members of the Board are appointed by the President of the United States, with the advice and consent of the United States Senate.

     The Board of Directors has fixed April 13, 2001 as the record date for the determination of stockholders entitled to receive notice of and to vote at the Meeting. At the close of business on that date, there were issued and outstanding 1,030,780 shares of Class A Voting Common Stock and 500,301 shares of Class B Voting Common Stock, which constitute the only outstanding capital stock of the Corporation entitled to vote at the Meeting. See "Principal Holders of Voting Common Stock."

     The holders of Voting Common Stock are entitled to one vote per share, with cumulative voting at all elections of directors. Under cumulative voting, each stockholder is entitled to cast the number of votes equal to the number of shares of the class of Voting Common Stock owned by that stockholder, multiplied by the number of directors to be elected by that class. All of a stockholder's votes may be cast for a single candidate for director, or may be distributed among any number of candidates. Class A Holders are entitled to vote only for the five directors to be elected by Class A Holders, and Class B Holders are entitled to vote only for the five directors to be elected by Class B Holders. Other than the election of directors, the Class A Holders and Class B Holders vote together as a single class on any matter submitted to a vote of the holders of Voting Common Stock.

     The presence, in person or by proxy, of the holders of at least a majority of the Corporation's outstanding Voting Common Stock is required to constitute a quorum at the Meeting.

Proxy Procedure

     Although many of Farmer Mac's stockholders are unable to attend the Meeting in person, they are afforded the right to vote by means of the proxy solicited by the Board of Directors. When a proxy is returned properly completed and signed, the shares it represents must be voted by the Proxy Committee (described below) as directed by the stockholder. Stockholders are urged to specify their choices by marking the appropriate boxes on the enclosed proxy card. A stockholder may withhold a vote from one or more Nominees by writing the names of those Nominees in the space provided on the proxy card. Under those circumstances, unless other instructions are given in writing, the stockholder's votes will then be cast evenly among the remaining Nominees for its class. The five Nominees from each class who receive the greatest number of votes will be elected directors. If one or more of the Nominees becomes unavailable for election, the Proxy Committee will cast votes under the authority granted by the enclosed proxy for such substitute or other Nominee(s) as the Board of Directors may designate. If no instructions are indicated on the proxies, the proxies represented by the Class A Voting Common Stock will be voted in favor of the five Nominees specified in this Proxy Statement as Class A Nominees and the proxies represented by the Class B Voting Common Stock will be voted in favor of the five Nominees specified in this Proxy Statement as Class B Nominees.

     Shares of Voting Common Stock represented by proxies marked "Abstain" for any proposal presented at the Meeting (other than the election of directors) will be counted for purposes of determining the presence of a quorum but will not be voted for or against such proposal. If a proposal involves a vote for which a broker (or its nominee) may only vote a customer's shares in accordance with the customer's instructions and the broker (or its nominee) does not vote those shares due to a lack of instructions, the votes represented by those shares and delivered to the Corporation ("broker non-votes") will be counted as shares present at the Meeting for purposes of determining whether a quorum is present but will not be voted for or against such proposal. Abstentions and broker non-votes (if applicable) will have the effect of a vote against such proposals (except with respect to the election of directors). Because only a plurality is required for the election of directors, abstentions and broker non-votes (if applicable) will have no effect on the election of directors.

     Execution of a proxy will not prevent a stockholder from attending the Meeting, revoking a previously submitted proxy and voting in person.

     The Proxy Committee, composed of three officers of the Corporation, H.D. Edelman, T.L. Buzby and J.G. Oslick, will vote all shares of Voting Common Stock represented by proxies signed and returned by stockholders. As authorized by the proxies, the Proxy Committee will also vote the shares represented thereby on any matters not known at the time this Proxy Statement was printed that may properly be presented for action at the Meeting.

     Any stockholder who gives a proxy may revoke it at any time before it is voted by notifying the Secretary of the Corporation in writing on a date later than the date of the proxy, by submitting a later dated proxy, or by voting in person at the Meeting. Mere attendance at the Meeting, however, will not constitute revocation of a proxy. Written notices revoking a proxy should be sent to Jerome G. Oslick, Secretary, Federal Agricultural Mortgage Corporation, 919 18th Street, N.W., Suite 200, Washington, D.C. 20006.

Proxy Statement Proposals

     Each year, at the annual meeting, the Board of Directors submits to the stockholders its nominees for election as Class A and Class B directors. In addition, the Audit Committee's selection of independent auditors for the year is submitted for stockholder ratification at each annual meeting, pursuant to the Corporation's By-Laws. The Board of Directors may, in its discretion and upon proper notice, also present other matters to the stockholders for action at the annual meeting. In addition to those matters presented by the Board of Directors, the stockholders may be asked to act at the annual meeting upon proposals timely submitted by stockholders.

     Proposals of stockholders to be presented at the 2001 Annual Meeting of Stockholders were required to be received by the Secretary of the Corporation before December 31, 2000 for inclusion in this Proxy Statement and the accompanying proxy. No such proposals have been received, and the Board of Directors knows of no other matters to be presented for action at the Meeting. If any other matters should properly be brought before the Meeting or any adjournment of the Meeting, the Proxy Committee intends to vote proxies in accord with its members' best judgment.

     If any stockholder intends to present a proposal for consideration at the Corporation's 2002 Annual Meeting of Stockholders, the Secretary of the Corporation must receive the proposal before December 31, 2001 to be eligible for inclusion in the 2002 Proxy Statement. In addition, if any stockholder notifies the Corporation after March 11, 2002 of an intent to present a proposal at the Corporation's 2002 Annual Meeting of Stockholders, the Corporation's proxy holders will have the right to exercise discretionary voting authority with respect to that proposal, if presented at the meeting, without the Corporation including information regarding the proposal in its proxy materials.

Board of Directors Meetings and Committees

     The Board of Directors conducted a total of six regular meetings during the fiscal year ended December 31, 2000. Each of the members of the Board of Directors attended 75% or more of the aggregate number of meetings of the Board of Directors held during the period for which they were members and of the committees of which they were members during the 2000 fiscal year.

     The Board has used a number of committees to assist it in the performance of its duties. The committees currently consist of the following: Audit Committee, Compensation Committee, Executive Committee, Finance Committee, Nominating Committee, Program Development Committee and Public Policy Committee. Each director serves on at least one committee. See "Class A Nominees," "Class B Nominees" and "Directors Appointed by the President of the United States" for information regarding the committees on which directors serve. See "Item No. 1:
Election of Directors," "Compensation of Directors and Executive Officers" and "Report of the Audit Committee" and "Item No. 2: Selection of Independent Auditors" for information concerning the Nominating Committee, the Compensation Committee and the Audit Committee, respectively.

Item No. 1:  Election of Directors

     At the Meeting, ten directors will be elected. The Act provides that five of the directors will be elected by a plurality of the votes of the Class A Holders, and five of the directors will be elected by a plurality of the votes of the Class B Holders. Three of the Class A Nominees and all of the Class B Nominees currently are members of the Board of Directors. The directors elected by the Class A Holders and the Class B Holders will hold office until the next annual meeting of the stockholders of the Corporation, or until their respective successors have been duly elected and qualified.

     The Act further provides that the President of the United States will appoint five members to the Board of Directors with the advice and consent of the United States Senate (the "Appointed Members"). The Board of Directors, after the election at the Meeting, will consist of the Appointed Members named under "Directors Appointed by the President of the United States" below and the ten members who are elected by the holders of Voting Common Stock. The Appointed Members serve at the pleasure of the President of the United States.

     In order to facilitate the selection of director nominees, the Board of Directors utilizes a nominating committee that consists of the members of the Executive Committee, the Vice Chairman of the Board and one additional member each from those directors elected by holders of Class A and Class B Voting Common Stock, resulting in a committee composed of two directors from each of the Board's three constituent groups. The members of the Nominating Committee are: Appointed Members Messrs. Branstool and Southern; Class A directors Messrs. Hemingway and Nolan (who is not a nominee for re-election); and Class B directors Messrs. Graff and McCarthy. The Nominating Committee met three times during the fiscal year ending December 31, 2000. The Nominating Committee recommended five individuals to be considered for election as Class A Nominees and five individuals to be considered for election as Class B Nominees and the Board of Directors has approved these recommendations. The individuals recommended by the Nominating Committee are referred to collectively as the "Nominees." The Nominees will stand for election to serve for terms of one year each, or until their respective successors are duly elected and qualified.

     For the 2002 Annual Meeting of Stockholders, the Nominating Committee will consider nominees recommended by holders of Class A or Class B Voting Common Stock, who may submit recommendations by letter to the Secretary of Farmer Mac.

     If any of the ten Nominees named below is unable or unwilling to stand as a candidate for the office of director on the date of the Meeting or at any adjournment(s) of the Meeting, the proxies received on behalf of such Nominee will be voted for such substitute or other Nominee(s) as the Board of Directors may designate. The Board of Directors has no reason to believe that any of the Nominees will be unable or unwilling to serve if elected.

Information about Nominees for Director

Each of the Nominees has been principally employed in his current position for the past five years unless otherwise noted.

Class A Nominees

Dennis L. Brack, 48, has served as President and Chief Executive Officer of Bath State Bank, Bath, Indiana, since 1988. He has been a member of the Franklin County, Indiana Community Financial Investment Committee and the Franklin County Comprehensive Plan Development since 1999. He was a Director of the Indiana Bankers Association from 1994 to 1996.

W. David Hemingway, 53, has been a member of the Board of Directors of the Corporation since June 13, 1996 and is a member of the Compensation Committee and the Nominating Committee. He has been Executive Vice President and Senior Investment Officer of the Investment Division of Zions First National Bank, Salt Lake City, Utah, since 1984, having previously held various positions within the investment division, which he assisted in organizing in 1975. In early 1998, he was also elected Executive Vice President of Zions Bancorporation, the holding company for Zions First National Bank. Mr. Hemingway has held numerous positions within the State of Utah, having served as a member of the Great Salt Lake Development Authority and the Utah State Money Management Council, of which he served as chairman in 1991. He also served as chairman of the Utah Bankers Association in 1995.

Mitchell A. Johnson, 59, has been a member of the Board of Directors of the Corporation since June 12, 1997 and serves as chairman of the Finance Committee. He is President of MAJ Capital Management, Inc., an investment management firm that he founded in 1994 following his retirement from the Student Loan Marketing Association (Sallie Mae), the nation's largest provider of college education financing. During his 21 years with Sallie Mae, Mr. Johnson held numerous positions within that organization including, for the seven years preceding his retirement, Senior Vice President, Corporate Finance. He also served as a director of Eldorado Bankshares, Inc., Laguna Hills, California, the holding company for Eldorado and Antelope Valley Banks, and is a trustee of Citizens Funds Trust, a mutual fund company based in Portsmouth, New Hampshire. He was the first President and one of the founding members of the Washington
Association of Money Managers and was a trustee of the District of Columbia Retirement Board, among other community activities.

Charles  E.  Kruse,  56,       has been a member  of the Board of  Directors  of
Central Banccompany since 2000. He has served as President of the Missouri Farm Bureau since 1992 and has been a member of the American Farm Bureau Board of Directors, representing 12 midwestern State Farm Bureaus, since 1995. Mr. Kruse has also served on the Commission on 21st Century Production Agriculture; the Agricultural Technical Advisory Committee for Trade in Grains, Feed, and Oilseeds; the President's Council on Rural America; and the U.S. Trade Representative's Intergovernmental Advisory Committee.

Peter T.  Paul,  57,       has been a member  of the Board of  Directors  of the
Corporation since June 4, 1998 and is a member of the Finance Committee. He is the President and Chief Executive Officer of GreenPoint Credit in San Diego, California, a national specialty home finance company, and also serves as Vice Chairman of GreenPoint Bank. From April 1999 until January 2000, Mr. Paul was the President and Chief Executive Officer of GreenPoint Mortgage. Prior to that he was the President and Chief Executive Officer of Headlands Mortgage Company, a former publicly held mortgage banking company based in Larkspur, California that he founded in 1986, which, in 1999, became a wholly owned subsidiary of GreenPoint Financial Corp. Prior to founding Headlands, Mr. Paul was Vice President of United Century Mortgage in California and was responsible for wholesale mortgage lending in several western states. Mr. Paul has worked in the mortgage banking industry for over 25 years and has substantial secondary mortgage market experience, having held positions in the Secondary Mortgage Marketing Departments of the mortgage insurance companies Ticor and IMI, and as a Ginnie Mae salesman. Mr. Paul is a Director of the California Mortgage Bankers Association.

Class B Nominees

Paul A. DeBriyn, 46, has been a member of the Board of Directors of the Corporation since June 1, 2000 and serves as a member of the Audit Committee. He has served as President and Chief Executive Officer of Farm Credit Services of Southern Minnesota and AgStar Financial Services, ACA since 1995. Mr. DeBriyn was Executive Vice President and Chief Operating Officer of Farm Credit Services of Southern Minnesota from 1993 to 1995 and President and Chief Executive Officer of Farm Credit Services of Southeast Minnesota from 1987 to 1993.

Kenneth E. Graff, 54, has been a member of the Board of Directors of the Corporation since June 12, 1997 and is chairman of the Program Development Committee and a member of the Nominating Committee. He has served in the dual capacity as President of the Central Coast Federal Land Bank Association, FLCA and the Central Coast Production Credit Association (both located in Arroyo Grande, California) since late 1987. Mr. Graff was previously employed by the Farm Credit Banks of Sacramento in various capacities from 1976 to 1987, most recently as Senior Vice President. From March 1989 until June 1991, Mr. Graff served as a Class B member of the Farmer Mac Board of Directors.

James A. McCarthy, 71, has been a member of the Board of Directors of the Corporation since June 9, 1994 and is a member of the Executive Committee, the Compensation Committee and the Nominating Committee. He is a cotton, grain and sugarcane farmer and cattle feeder in Rio Hondo, Texas. Mr. McCarthy is a member of the Board of Directors of the Farm Credit Bank of Texas and served as its chairman during 1998 and 1999. He is a member of Agriculture Co-Op Development International and has served as a member of the National Commission on Agricultural Finance, the Advisory Board of the Federal Intermediate Credit Bank of Texas and the Board of Directors of the Production Credit Association of South Texas. Mr. McCarthy also serves as an officer and director of several closely held companies engaged in construction, farming, shipping and land acquisition and development.

John G. Nelson III, 51, has been a member of the Board of Directors of the Corporation since June 13, 1996 and is a member of the Finance Committee. He is the owner and manager of a grain farm in Reardan, Washington. Mr. Nelson is a member of the Farm Bureau, the Washington Wheat Growers and Northwest Farm Credit Services, ACA, as well as several other agricultural organizations. Since 1994, Mr. Nelson has served as a director of AgAmerica, FCB, Spokane, Washington. He also has served as a director of Northwest Farm Credit Services, ACA, and its predecessor PCA.

John Dan Raines, 57, has been a member of the Board of Directors of the Corporation since June 18, 1992 and is a member of the Program Development Committee. He is the owner and operator of Georgia Produce Exchange, Inc., a fresh vegetable sales firm, and Raines Insurance Agency, Inc., a general insurance agency. From 1986 to 1990, Mr. Raines was a member of the Board of Directors of the South Atlantic Production Credit Association, and served as its Chairman in 1989 and 1990. Since 1990, Mr. Raines has served as a member of the Board of Directors of AgFirst Farm Credit Bank (formerly, the Farm Credit Bank of Columbia, South Carolina). He also has served since 1981 as a member of the Board of Directors of AgGeorgia Farm Credit, ACA, and its predecessor Farm Credit System institution.

Directors Appointed by the President of the United States

Charles Eugene Branstool, 64, has been a member of the Board of Directors of the Corporation and has served as its Chairman since May 26, 1995. He also serves as Chairman of the Executive Committee, the Compensation Committee and the Nominating Committee and is a member of the Public Policy Committee. His appointment to the Board was confirmed by the United States Senate on May 23, 1995. Mr. Branstool has been a self-employed farmer in Utica, Ohio since 1962. During the period from April 1993 through December 1993, Mr. Branstool served as the Assistant Secretary for Marketing and Inspection Services of the U.S. Department of Agriculture (USDA). Prior to serving with USDA, Mr. Branstool was State Chairman of the Ohio Democratic Party from January 1991 through April
1993. He also served in the Ohio House of Representatives from January 1975 through December 1982, and as a State Senator from January 1983 through December 1990.

Lowell L. Junkins, 57, has been a member of the Board of Directors of the Corporation since June 13, 1996 and is a member of the Public Policy Committee and the Audit Committee. He was appointed to the Board of Directors by President Clinton in April 1996 while the Senate was in recess and was confirmed by the Senate on May 23, 1997. From 1974 through 1986, Mr. Junkins served as an Iowa State Senator, including as majority leader from 1981 to 1986. He owns and operates Hillcrest Farms in Montrose, Iowa, where he served as Mayor from 1971 to 1972. Mr. Junkins works as a public affairs consultant for Lowell Junkins & Associates in Des Moines, Iowa.

Marilyn  Peters,  71,       has been a member of the Board of  Directors  of the
Corporation since October 12, 1994 and is a member of the Program Development Committee and the Public Policy Committee. Her appointment to the Board was confirmed by the United States Senate on October 4, 1994. Mrs. Peters and her husband own farm and ranch land in Marshall County, South Dakota used for the production of grain crops and cattle. Mrs. Peters is a former teacher and a past member of the Britton Public School Board. She formerly served on the South Dakota Council on Vocational Education, the South Dakota Private Industry Council and the South Dakota Professional Administrators Practices and Standards Commission, positions to which she was appointed by the Governor of South Dakota. She also served as a member of the National Association of State Councils on Vocational Education, representing the interest of the agricultural community in the work of the association. In 1999, Mrs. Peters completed two terms of service on the board of directors of South Dakota Rural Enterprise, Inc., a statewide private not-for-profit corporation serving as a financial intermediary for rural economic development.

Gordon Clyde Southern, 74, has been a member of the Board of Directors of the Corporation since March 2, 1989 and currently serves as its Vice Chairman. He is a member of the Public Policy Committee, the Compensation Committee, the Finance Committee and the Nominating Committee. His appointment to the Board was confirmed by the United States Senate on September 30, 1988. Mr. Southern has been a farmer and President of the Southern Farm Co., Inc. in Steele, Missouri since 1954. He serves as a Director of the Bootheel Resources Conservation and Development Council and as a member of the Executive Council of the University of Missouri Delta Experiment Station. He serves as the Chairman of the Colonel Gordon C. Southern Telecommunications Resource Center of the University of Missouri at Portageville, Missouri. He has served as Presiding Commissioner of Pemiscot County and as Chairman of the Pemiscot County Port Authority. He is currently serving as Vice President of the Pemiscot County Farm Bureau and is a Director of Drainage District Number One in Pemiscot County.

Clyde A. Wheeler, Jr., 80, has been a member of the Board of Directors of the Corporation since October 12, 1994 and serves as chairman of the Public Policy Committee and is a member of the Compensation Committee. His appointment to the Board was confirmed by the United States Senate on October 4, 1994. Mr. Wheeler, a self-employed farmer and rancher, owns and operates with his son the Clear Creek Ranch, a cattle and hay operation in Laverne, Oklahoma. He spent several years in public service, having begun as an administrative assistant to an Oklahoma Congressman in 1951, then as a special assistant to former Secretary of Agriculture Ezra Taft Benson and then as a staff assistant to President Eisenhower. Following his public service career, he spent the next 24 years with Sun Company, Inc. (and its predecessor companies), most recently as corporate Vice President upon his retirement in 1984.

     In addition to the affiliations set forth above, the Nominees and Appointed Members are active in many local and national trade, commodity, charitable, educational and religious organizations.


Stock Ownership of Directors and Executive Officers

     As of the record date, April 13, 2001, the following members of the Board of Directors, Nominees for election as directors and executive officers of the Corporation might be deemed to be "beneficial owners" of equity securities of the Corporation, as defined by the rules of the Securities and Exchange Commission ("SEC"); those members, Nominees and executive officers not listed below would not be deemed to be beneficial owners, since they and their affiliates do not own any equity securities of the Corporation. The Corporation's Voting Common Stock may be held only by financial institutions and Farm Credit System institutions, and may not be held by individuals, and no executive officer owns, directly or indirectly, any shares of any class of the Corporation's Voting Common Stock. Furthermore, Appointed Members may not be officers or directors of financial institutions or Farm Credit System institutions and may not own Voting Common Stock of the Corporation directly or indirectly. There are no ownership restrictions on the Class C Non-Voting Common Stock. For information about the beneficial owners of 5% or more of the Voting Common Stock of the Corporation, see "Principal Holders of Voting Common Stock."




                               Voting Common Stock           Non-Voting Common Stock(1)

                               Class A       Percent           Class C    Percent
 Charles Eugene Branstool      ------         ------            22,198        *
 Thomas R. Clark               ------         ------           129,201      1.2%
 Nancy E. Corsiglia            ------         ------           227,252      2.1%
 Paul A. DeBriyn               ------         ------             2,636        *
 Henry D. Edelman              ------         ------           583,677      5.3%
 Kenneth E. Graff              ------         ------            21,334        *
 W. David Hemingway(2)        322,100          31.3%         1,526,509     13.9%
 Mitchell A. Johnson           ------         ------            30,832        *
 Lowell L. Junkins             ------         ------             3,668        *
 James A. McCarthy             ------         ------            21,820        *
 Robert J. Mulder              ------         ------             3,857        *
 John G. Nelson III            ------         ------            21,557        *
 David J. Nolan                ------         ------            22,036        *
 Jerome G. Oslick              ------         ------            33,868        *
 Peter T. Paul                 ------         ------            15,858        *
 Marilyn Peters                ------         ------            21,557        *
 John Dan Raines               ------         ------            21,334        *
 Tom D. Stenson                ------         ------            93,492        *
 Gordon Clyde Southern         ------         ------            22,434        *
 Clyde A. Wheeler, Jr.         ------         ------            22,006        *
 All directors and
 executive officers as a      322,100          31.3%         2,847,126     25.8%
 group (20 persons)

*    Less than 1%.

1 Includes shares of Class C Non-Voting Common Stock that may be acquired within 60 days through the exercise of stock options as follows: Mr. Edelman, 532,825 shares; Mr. Clark, 120,707 shares; Ms. Corsiglia, 209,422 shares; Mr. Oslick, 27,236 shares; and Mr. Stenson, 93,492 shares; each of the members of the Board of Directors other than Mr. DeBriyn, Mr. Junkins, Mr. Mulder, and Mr. Paul, 21,334 shares; Mr. DeBriyn, 2,534 shares, Mr. Junkins, 3,668 shares, Mr. Mulder (not a nominee for re-election), 3,668 shares; and Mr. Paul, 15,858 shares; and all directors and executive officers as a group, 1,244,084 shares.

2 As Senior Investment Officer of Zions First National Bank, Mr. Hemingway may be deemed to be the beneficial owner of the 322,100 shares of Class A Voting Common Stock owned by Zions First National Bank. As Executive Vice President of Zions Bancorporation, the holding company for Zions First National Bank, Mr. Hemingway may be deemed to be the beneficial of the 1,500,300 shares of Class C Non-Voting Common Stock owned by the holding company. Mr. Hemingway disclaims beneficial ownership of the 322,100 shares of Class A Stock and the 1,500,300 shares of Class C Stock owned by the Bank and the holding company, respectively. Of the 26,209 shares of Class C Non-Voting Common Stock attributed to Mr. Hemingway, 240 shares are owned by his son.

Report of the Audit Committee

     The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Corporation filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Corporation specifically incorporates this Report by reference therein.

     During 2000, the Audit Committee of the Board of Directors developed an updated charter for the Committee, which was approved by the full Board on June 1, 2000. The complete text of the new charter, which reflects standards set forth in new SEC regulations and New York Stock Exchange rules, is reproduced in Appendix A to this proxy statement. The Board reviews and approves changes to the Audit Committee Charter annually.

      As set forth in more detail in the charter, the Audit Committee's primary responsibilities fall into three broad categories:

o first, the committee is charged with monitoring the preparation of quarterly and annual financial reports by the Corporation's management, including discussions with management and the Corporation's outside auditors about draft annual financial statements and key accounting and reporting matters;

o second, the committee is responsible for matters concerning the relationship between the Corporation and its outside auditors, including recommending their appointment or removal; reviewing the scope of their audit services and related fees, as well as any other services being provided to the Corporation; and determining whether the outside auditors are independent (based in part on the annual letter provided to the Corporation pursuant to Independence Standards Board Standard No. 1); and

o third, the committee oversees management's implementation of effective systems of internal controls, including review of policies relating to legal and regulatory compliance, ethics and conflicts of interests; and review of the activities and recommendations of the Corporation's internal auditing program.

     The Audit Committee has implemented procedures to ensure that during the course of each fiscal year it devotes the attention that it deems necessary or appropriate to each of the matters assigned to it under the Committee's charter. To carry out its responsibilities, the Committee met six times during 2000.

     The Directors who serve on the Audit Committee are all "Independent" for purposes of the New York Stock Exchange listing standards. That is, the Board of Directors has determined that none of us has a relationship with Farmer Mac that may interfere with our independence from Farmer Mac and its management.

     In overseeing the preparation of the Corporation's financial statements, the Audit Committee met with both management and the Corporation's outside auditors to review and discuss all financial statements prior to their issuance and to discuss significant accounting issues. Management advised the Audit Committee that all financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee discussed the statements with both management and the outside auditors. The Audit Committee's review included discussion with the outside auditors of matters required to be discussed pursuant to Statement on Auditing Standards No. 61, "Communication With Audit Committees."

     With respect to the Corporation's outside auditors, the Audit Committee, among other things, received from Arthur Andersen LLP the written disclosures as required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with them their independence from the Corporation and its management.

     Finally, the Audit Committee continued to monitor the scope and adequacy of the Corporation's internal auditing program, including proposals for adequate staffing, and to strengthen internal procedures and controls where appropriate.

     On the basis of these reviews and discussions, the Audit Committee recommended to the Board of Directors that the Board approve the inclusion of the Corporation's audited financial statements in the Corporation's Annual Report on Form 10-K for the fiscal year ended December 31, 2000 for filing with the Securities and Exchange Commission.

                                   Audit Committee

                                   David J. Nolan, Chairman
                                   Paul A. DeBriyn
                                   Lowell L. Junkins


Executive Officers

      The following table sets forth the names and ages of the current executive officers of Farmer Mac and the principal positions held with the Corporation by such executive officers.

Name                  Age       Capacity in which Served and Five-Year History
----                  ---       ----------------------------------------------

Henry D. Edelman      52      President  and  Chief  Executive  Officer  of  the
                              Corporation  since  June 1, 1989.   From  November
                              1986 until he joined  Farmer Mac, Mr.  Edelman was
                              First  Vice   President  for  Federal   Government
                              Finance  of  PaineWebber  Incorporated,  New York,
                              New  York.   Previously,   Mr.  Edelman  was  Vice
                              President  for  Government   Finance  at  Citibank
                              N.A.,   New  York,   New  York  and   Director  of
                              Financing,  Investments  and  Capital  Planning at
                              General  Motors   Corporation  in  New  York,  New
                              York, where he served in various capacities on the Legal Staff and Financial Staff for ten years.

Thomas R. Clark       53      Vice  President  -  Corporate   Relations  of  the
                              Corporation   since  June 26,   1989.   From  1987
                              until  joining  Farmer Mac, Mr. Clark was Minority
                              Counsel   to  the   U.S.   Senate   Committee   on
                              Agriculture, Nutrition and Forestry. From 1984 until 1987, he was Deputy Director of the Fruit and Vegetable Division, Agricultural Marketing
                              Service, U.S. Department of Agriculture.

Nancy E. Corsiglia    45      Vice  President  -  Finance  since  June 1,  2000,
                              Treasurer   since   December 8,   1989  and  Chief
                              Financial   Officer  since  May  13,  1993.   From
                              December  8, 1989  until June 1, 2000 when she was
                              appointed   Vice   President   -   Finance,    Ms.
                              Corsiglia   was   Vice    President   -   Business
                              Development.  From 1988  until she  joined  Farmer
                              Mac,  Ms.   Corsiglia   was  Vice   President  for
                              Federal    Government   Finance   at   PaineWebber
                              Incorporated,  New York,  New  York.  From 1984 to
                              1988, she served as a Senior Financial Analyst and a Manager on the Financial Staff of General
                              Motors Corporation, New York, New York.

Jerome G. Oslick      54      Vice  President - General  Counsel  and  Secretary
                              of the  Corporation  since February 1, 2000.  From
                              1987  until  he  joined  Farmer  Mac as  Assistant
                              General Counsel in February 1994, Mr. Oslick was an associate in the Washington, D.C. office of the New York-based law firm of Brown & Wood.
                              From 1970 to 1987, he was an attorney and branch chief in the Office of General Counsel, United
                              States Department of Agriculture.

Tom D. Stenson        50      Vice  President  -  Agricultural  Finance  of  the
                              Corporation  since  August 7,  1997. From November
                              1996  until  August  7,  1997,   Mr.  Stenson  was
                              Director   -    Agricultural    Finance   of   the
                              Corporation. From 1993 until joining Farmer Mac in 1996, he was Vice President - Agribusiness for ValliWide Bank, a "super-community" bank in the San Joaquin Valley of California.

Compensation of Directors and Executive Officers

     The Compensation Committee determines, subject to ratification by the Board of Directors, the salaries, benefit plans and other compensation of directors and officers of the Corporation. The current members of that committee are Messrs. Branstool (Chairman), Southern, Hemingway, McCarthy and Wheeler. No member of the Compensation Committee is an officer or employee of the Corporation. During the fiscal year ended December 31, 2000, the Compensation Committee met four times.


--     Compensation of Directors

     The directors are required to spend a considerable amount of time preparing for, as well as participating in, Board and Committee meetings. In addition, they are often called upon for their counsel between meeting dates. For those services, they receive the following compensation: (a) each member of the Board of Directors receives an annual retainer of $12,500, except the Chairman who receives a $17,500 annual retainer; (b) each member receives $500 per day, plus expenses, for each meeting of the Board and each Committee meeting (if on a day other than that of the Board meeting) attended; and (c) with the prior approval of the President, members of the Board are compensated at the same daily rate for certain other meetings and conferences of borrowers, lenders or other groups interested in the Farmer Mac program in which they participate. The total cash compensation received by all members of the Board of Directors in 2000 was approximately $230,000. Since June 1, 2000, each director is granted options annually to purchase 5,000 shares of Class C Non-Voting Common Stock, with each such grant to occur on the date of each Annual Meeting of Stockholders and with the option price to be determined as of such date. The options granted to each member of the Board of Directors in 2000 had a present value of $30,250(3)at the grant date. The total compensation, cash and options received by all members of the Board of Directors in 2000 was approximately $683,750.

--     Compensation of Executive Officers

General

     This section includes: (a) a report from the Compensation Committee of the Board of Directors on executive compensation; (b) a discussion of compensation committee interlocks and insider participation in Farmer Mac transactions; (c) a summary description in tabular form of executive compensation; (d) a summary of aggregate option holdings; (e) a description of the executive officers' employment agreements; (f) a discussion of certain relationships and related transactions with directors; and (g) a comparison of Farmer Mac's stock performance to market indices.

     Notwithstanding anything to the contrary set forth in any of Farmer Mac's documents with respect to the offer or sale of securities ("Offering Circular") or any previous corporate filings under the Securities Act of 1933 or Securities Exchange Act of 1934, neither the Compensation Committee Report on Executive
Compensation nor the Performance Graph shall be deemed to be incorporated by reference into any Offering Circular or any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent Farmer Mac specifically incorporates such information by reference, and shall not otherwise be deemed to have been or to be filed under such Acts.

3 The present value at grant date of options granted during 2000 has been estimated using the Black-Scholes option pricing model with the following assumptions: a dividend yield of 0.0%; an expected volatility of 42.7%; a risk-free interest rate of 6.3%; and an expected life of 5 years.


Compensation Committee Report on Executive Compensation

     Farmer Mac's Compensation Policies. Farmer Mac was created by Congress to establish a secondary market for agricultural and rural housing mortgages that would increase the availability of credit for agricultural producers, provide greater liquidity and lending capacity for agricultural lenders and facilitate intermediate- and long-term agricultural funding. Farmer Mac's charter, particularly as revised in 1996, casts it in the mold of the Federal National Mortgage Association ("Fannie Mae") and the Federal Home Loan Mortgage Corporation ("Freddie Mac"), which, over the past 20 years, have established a mature secondary market for housing mortgages. From the outset, Farmer Mac's Board of Directors and its Compensation Committee recognized that the accomplishment of Farmer Mac's mission would require that it attract, retain and motivate highly qualified personnel capable of addressing the formidable tasks necessary to develop and operate a secondary market where none had previously existed, and to persevere in their efforts through what would likely be a number of difficult and uncertain years. The Board and the Committee believe that approach continues to be sound, inasmuch as the Corporation must compete in the general market for the services of individuals with the education, experience and prior achievements necessary to enhance the financial results and safety and soundness of Farmer Mac's expanding and increasingly complex operations. Accordingly, the Board and the Committee have undertaken to compensate those employees in a reasonable manner consistent with compensation for executives in other comparable businesses that involve similar duties and responsibilities, while recognizing that the Corporation would have to set special objectives as it progressed through developmental stages whereby management would focus on long-term structural, pricing and capital objectives, balanced with near-term operating results.

     Method of Determining Management Compensation. Farmer Mac's Board of Directors and Compensation Committee have adopted an approach to executive compensation that relies upon both subjective (qualitative) and objective (quantitative) evaluation criteria in establishing the compensation of the Chief Executive Officer ("CEO") and other senior members of management. That approach measures performance primarily on the basis of management's accomplishments in implementing business strategies designed to achieve the annual and long-term objectives defined in the Corporation's annual business plan, as approved each year by the Board of Directors.

     As part of its ongoing efforts to evaluate its approach and further refine the Corporation's compensation practices, the Compensation Committee has employed the services of a nationally recognized independent compensation consulting firm. With significant input and assistance from its independent consultant, the Committee has worked to refine the Corporation's policies relating to executive compensation. Those efforts culminated in the adoption of:
(i) a new system for comparative  and  competitive  evaluation of base salaries;
(ii) a new approach to incentive compensation, including annual cash and long-term non-cash components; and (iii) a management performance evaluation form that has resulted in more quantitative measurement of management's performance against the achievement of business plan objectives.

     Each year, the Corporation's independent compensation consultant reviews the Corporation's compensation practices and establishes an estimated range of competitive compensation opportunities (the "Competitive Data") comparable to those received by persons with similar qualifications and experience (but not necessarily the same position and title) at other corporations, particularly the other GSEs, to ensure that the Corporation's compensation structure is sufficiently competitive to attract and retain highly qualified executives. The Corporation's established practice is to target the 75th percentile of compensation for all components of comparable pay, to reflect the challenges and risks of its "start-up" and political characteristics.

     On the basis of that comparative review and other related analyses, the Committee selects the range of, and target amounts for, total compensation as well as for each of the three components of compensation--salary, annual cash incentive pay and long-term non-cash incentive pay--and then makes recommendations to the full Board as to the actual levels of compensation to be awarded. The incentive portions of the compensation package vary to reflect corporate performance, which is measured against business plan objectives and results. In measuring the achievement of those objectives and results, the Committee applies both objective and subjective criteria, as established by the Board and management in the business plan. For the 1999-2000 business planning year (June 1, 1999 to May 31, 2000), four critical objectives were established, focusing on profitability, volume and quality control: to continue to improve operating results; to optimize internal operations with the evolution of the Corporation's business; to optimize use of the capital markets; and to maintain effective government, public and investor relations.

     Method of Determining Management Compensation for the 1999-2000 Business Planning Year. The Corporation's procedures for determining management compensation have been consistent from year to year. In April and May of each year, towards the end of the Corporation's 12-month business plan cycle ("business planning year"), the Compensation Committee, composed entirely of outside directors (as is the entire Board) and including the Chairman of the Board, reviews management's performance against business plan objectives, taking into account the business conditions that prevailed during the preceding business planning year.

     Detailed written performance evaluations are made of the members of senior management other than the CEO, distributed to the Compensation Committee members in advance, and discussed among the members in executive session. The CEO participates in the evaluation of each other senior member of management, but not in his own. As a benchmark for compensation decisions, the Compensation Committee compares the salary and annual and long-term incentive compensation of the Corporation's CEO and other members of senior management with the corresponding range of compensation in the Competitive Data. This comparison is made on both an annual and a multi-year basis, in order to take into account pay levels and rates of increase at Farmer Mac and similar companies.

     The Compensation Committee considers the performance and total compensation of the CEO in executive session without the CEO present, prepares a detailed written performance evaluation of the CEO and then includes the CEO in its consideration of the performance and total compensation of each of the other members of senior management. Based on those deliberations and input provided by the independent compensation consultant, the Compensation Committee makes recommendations consistent with the Corporation's compensation policies, the terms of the contracts under which the CEO and other senior management are employed, and its ability to attract and retain a management team with the skills and talent necessary to achieve the Corporation's mission.

     The Compensation Committee evaluated the performance of senior management, including the CEO, for the 1999-2000 business planning year by reviewing the contribution of each individual to the accomplishment of the strategies and objectives under the 1999-2000 business plan. The Committee also evaluated the Corporation's non-financial achievements during the business planning year, recognizing that a significant aspect of the continuing development of Farmer Mac involved the establishment of programs and products that facilitate participation by sellers and provide effective access to the secondary market for stockholders who are originators or purchasers of qualified loans. In that regard, the Compensation Committee considered the significant business accomplishments and financial results achieved during the 1999-2000 business planning year, including the 20 percent increase in fiscal year net income for 1999 compared to 1998. The Committee also recognized other important business accomplishments during the planning year, including: expanding the number and diversity of participants in the Farmer Mac cash window for the purchase of agricultural mortgages; increasing the profitability of its programs by holding loans rather than securitizing them when market conditions were unfavorable; limiting expenses through cost control measures; and maximizing revenue through sophisticated investment techniques. All of these factors were weighed carefully, with particular weight accorded to profitability. On that basis, the Compensation Committee recommended, and the Board approved, the compensation to senior management disclosed herein.

     The proportion of the total compensation package representing incentive compensation (annual cash and long-term non cash incentive compensation) for the 1999-2000 business planning year was 73% for the CEO and ranged between 57% and 65% for other members of senior management. In accordance with the recommendation of the Compensation Committee and with the concurrence of Hewitt Associates, the Corporation's independent compensation consultant for the 1999-2000 business planning year, annual incentive compensation awards otherwise payable in cash to members of senior management were instead paid in a 50%-50% combination of restricted stock and stock options; accordingly, long-term incentive compensation represented 100% of the total incentive compensation package for the 1999-2000 business planning year. The basis for determining incentive compensation was the Compensation Committee's evaluation of each individual's contribution to the achievement of the business and financial accomplishments of the 1999-2000 planning year, as well as an evaluation of each individual's performance, based on subjective standards including professional competence, motivation and effectiveness in implementing the strategies that led to the achievement of the business plan objectives.

     Basis for Determining Chief Executive Officer's Compensation. For the 1999-2000 business planning year, Mr. Edelman received a base salary of $396,720 and was awarded incentive compensation with a total estimated value of approximately $900,000. With respect to the incentive compensation component of Mr. Edelman's total compensation, he received options to purchase 148,388 shares of Farmer Mac Class C Non-Voting Common Stock (one-third of the options, valued at $299,249 as of the grant date, vested immediately upon grant; one-third vest on May 31, 2001; and one-third vest on May 31, 2002) and 20,003 shares of restricted stock, which are not transferable until May 31, 2001. For a discussion of the factors and criteria upon which the CEO's compensation was based, see the preceding section of this report.

     The Compensation Committee members believe that both the design of Farmer Mac's compensation structure, as maintained with the assistance of its outside compensation consultant, and the actual total compensation levels, as described herein, reflect careful consideration of what was reasonable and fair, in light of the Corporation's performance, from both management and stockholder perspectives.
                             Compensation Committee

                          C. Eugene Branstool, Chairman
W. David Hemingway                                         James A. McCarthy
G. Clyde Southern                                          Clyde A. Wheeler, Jr.


Compensation Committee Interlocks and Insider Participation

     Directors Branstool, Hemingway, McCarthy, Southern and Wheeler comprise the Corporation's Compensation Committee. None of these directors is or has been an officer or employee of the Corporation.

     Director Hemingway, a Class A director, is Executive Vice President and Senior Investment Officer of the Investment Division of Zions First National Bank ("Zions"), the owner of 322,100 shares (or 31.3%) of Farmer Mac's Class A Voting Common Stock. He also is Executive Vice President of Zions Bancorporation, the holding company for Zions, which owns 1,500,300 shares (or 13.9%) of Farmer Mac's Class C Non-Voting Common Stock. Zions is an active participant in both the Farmer Mac I and II programs. Zions has entered into contracts with Farmer Mac pursuant to which Zions provides central servicing and loan review and underwriting services to Farmer Mac with respect to certain Qualified Loans, including (with respect to central servicing) those sold by Zions to Farmer Mac under the Farmer Mac I program. During 2000, Zions received approximately $861,600 in servicing fees and approximately $38,000 in loan review and underwriting fees under those contracts. In addition, in 2000, Zions acted as agent with respect to the sale of $50.1 million of Farmer Mac's medium-term notes, in connection with which it received fees of approximately $76,800; acted as dealer with respect to the sale of $70.3 million of Farmer Mac's discount notes, in connection with which it received commissions of approximately $3,000; entered into interest rate swap agreements with Farmer Mac having a principal amount of approximately $19.7 million with respect to certain Qualified Loans it sells to Farmer Mac under the Farmer Mac I program; and is an active participant in the Farmer Mac II program. See "Certain Relationships and Related Transactions" for additional quantitative information about Zions' participation in the Farmer Mac I and II programs.

Summary Compensation Table

     The following table sets forth certain information for each of the last three fiscal years with respect to the compensation awarded to, earned by, or paid to Farmer Mac's Chief Executive Officer and each of Farmer Mac's four other most highly compensated executive officers for the fiscal year ended December 31, 2000.

                                                                         Long-Term
                                                                    Compensation Awards
                                                                   --------------------

                                         Annual Compensation($)   Restricted   Securities
                                Fiscal   ---------------------      Stock      Underlying   All Other
 Name and Principal Position     Year      Salary    Bonus(4)     Awards($)(5)  Options(6) Compensation($)(7)
 -------------------------      -------  --------- -----------   -----------  ----------  ---------------
 Henry D. Edelman                2000     406,903    302,545        --          148,388       35,980
  President and                  1999     389,775    256,984        --          103,686       34,294
    Chief Executive Officer      1998     358,435    164,820        --           58,956       36,298


 Thomas R. Clark                 2000     216,365     87,937        --           40,305       32,406
  Vice President,                1999     207,258     66,184        --           23,166       30,720
    Corporate Relations          1998     198,555     45,900        --           15,120       31,811

 Nancy E. Corsiglia              2000     229,409    117,718        --           61,907       31,125
  Vice President, Finance,       1999     207,258     85,198        --           33,378       29,439
    Treasurer and CFO            1998     198,555     60,720        --           18,630       29,913

 Jerome G. Oslick(8)             2000     160,389      --         107,744        33,554       31,051
  Vice President,
    General Counsel and Secretary

 Tom D. Stenson                  2000     213,708    101,973        --           47,632       31,260
  Vice President,                1999     200,734     83,541        --           31,431       29,575
    Agricultural Finance         1998     162,010     38,640        --           13,800       29,738

4 All bonuses paid to Mr. Edelman, Mr. Clark, Ms. Corsiglia and Mr. Stenson were in the form of shares of Farmer Mac Class C Non-Voting Stock that may not be transferred until May 31, 2001. The shares were granted on June 1, 2000 and valued at the closing price ($15.125) of Class C Non-Voting Common Stock on the date of grant. The number of shares granted was: Mr. Edelman, 20,003; Mr. Clark, 5,814; Ms. Corsiglia, 7,783; and Mr. Stenson, 6,742.

5 Mr. Oslick was granted 2,615 shares of restricted stock on February 3, 2000 (valued at the closing price ($19.125) of Class C Non-Voting Common Stock on the date of grant) and 3,817 shares of restricted stock on June 1, 2000 (valued at the closing price ($15.125) of Class C Non-Voting Common Stock on the date of grant), all of which vests on May 31, 2001. Any dividends on the restricted stock would be paid in cash. As of December 31, 2000, Mr. Oslick held 6,632 shares of restricted stock with an aggregate value of $155,023 (based on the closing price ($23.375) of Class C Non-Voting Common Stock on that December 31, 2000).

6    Adjusted for 3-for-1 stock split effective August 2, 1999.

7 Includes contributions to the Corporation's defined contribution pension plan in the amount of $27,787 for 2000 on behalf of each of Mr. Edelman, Mr. Clark, Ms. Corsiglia and Mr. Stenson and $25,911 on behalf of Mr. Oslick, as well as disability and life insurance premium payments paid on behalf of the officers. See "Employment Agreements."

8 Mr. Oslick was appointed Vice President, General Counsel and Secretary on February 1, 2000.

Option Grants During 2000

      The table below sets forth, as to each of the named executive officers, the following information with respect to option grants during 2000 and the potential realizable value of those option grants: (1) the number of shares of Class C Non-Voting Common Stock underlying options granted during 2000; (2) the percentage that such options represent of all options granted to employees during that year; (3) the exercise price; (4) the expiration date; and (5) the present value, as of the grant date, of the options under the Black-Scholes option pricing model.

                                  % of Total
                                   Options
                       Number of  Granted to                              Grant Date
                       Options    Employees   Exercise Price  Expiration    Present
        Name           Granted(9)  in Year      ($/Share)        Date       Value(10)
--------------------------------------------------------------------------------------
 Henry D. Edelman ... 148,388       31.6        15.125         6/1/10      $897,002
 Thomas R. Clark ....  40,305        8.6        15.125         6/1/10       243,845
 Nancy E. Corsiglia .  61,907       13.2        15.125         6/1/10       374,537
 Jerome G. Oslick ...  33,554        7.1        15.125         6/1/10       203,002
 Tom D. Stenson .....  47,632       10.0        15.125         6/1/10       288,174

Option Exercises and Year End Value

      The following table sets forth certain information relating to stock options exercised during 2000 by, and the number and value of unexercised stock options previously granted to, the individuals named in the Summary Compensation Table.

                                                      Number of
                                                      Securities
                                                      Underlying
                                                     Unexercised       Value of Unexercised
                                                       Options         In-the-Money Options
                                                     at Year-End         at Year-End (11)
                     Shares Acquired    Value        Exercisable/         Exercisable/
      Name             on Exercise     Realized     Unexercisable        Unexercisable
-------------------------------------------------------------------------------------------
 Henry D. Edelman          --            --       532,825 / 49,462   $6,083,614  /$860,772
 Thomas R. Clark         21,800      $366,667.44  120,707 / 13,435    1,253,339  / 215,210
 Nancy E. Corsiglia        --            --       209,422 / 20,632    2,602,393  / 354,855
 Jerome G. Oslick          --            --        27,236 / 12,568      120,803  / 190,080
 Tom D. Stenson            --            --        81,035 / 15,878      246,980  / 275,514

9 Options granted in 2000 became exercisable in stages, with one-third having vested on June 1, 2000, and one-third vesting on each of May 31, 2001 and May 31, 2002.

10 The present value at grant date of options granted during 2000 has been estimated on the date of the grant using the Black-Scholes option pricing model with the following assumptions: a dividend yield of 0.0%; an expected volatility of 42.7%; a risk-free interest rate of 6.3%; and an expected life of 5 years.

11 For purposes of this calculation, the value of the unexercised options is determined by multiplying the number of options by the difference between the exercise price and the closing price ($23.375) for the Class C Non-Voting Common Stock on December 31, 2000.


Employment Agreements

     The Corporation has entered into employment agreements (the "Agreements") with the members of senior management ("officers"), including the named executive officers, in order to provide them with a reasonable level of job security, while limiting the Corporation's ultimate financial exposure. Significant terms of the Agreements address each officer's scope of authority and employment, base salary and incentive compensation (shown as "bonus" in the Summary Compensation Table), benefits, conditions of employment, termination of employment and the term of employment. Although the Agreements expire on dates approximately one to three years from the present,(12) the Corporation's exposure to severance pay and other costs of termination are capped on the basis of the lesser of two years (eighteen months in the case of dissolution) or the remaining term of the Agreement.

     Under the Agreements, executive compensation includes base salary and incentive compensation. Base compensation for all officers is paid bi-weekly over the course of each year. Possible awards of incentive compensation are considered annually at the end of the "business planning year" (June 1 to May
31) and are determined and payable under the circumstances discussed above in "Compensation Committee Report on Executive Compensation."

     The Agreements provide that each officer is entitled to certain benefits, such as disability insurance, health, dental and vision insurance and life insurance which are, in some cases, above the levels provided to employees generally. See the Summary Compensation Table for information on other benefits extended to the officers.

     The Agreements also provide that an officer's employment may be terminated "without cause" upon payment of severance pay consisting of all base salary scheduled to be paid over the lesser of the remaining term of the Agreement or two years. If the Board of Directors adopts a resolution authorizing a dissolution of the Corporation, the Agreements also may be terminated upon payment of severance pay consisting of all base salary scheduled to be paid until the later of final dissolution or one and one-half years. An officer's death or disability would permit termination on the same basis as "without cause," but the Corporation's obligations in such instances are substantially covered by insurance. The Agreements may be terminated by Farmer Mac for "cause," as defined in the Agreements, in which event the officer will be paid only accrued compensation to the date of termination.

12 The Agreements with each of the executive officers, except T.R. Clark, expire June 1 of the following years: H.D. Edelman, 2004; N.E. Corsiglia and T.D. Stenson, 2003; and J.G. Oslick, 2002. Mr. Clark's contract expires December 31, 2001.


Certain Relationships and Related Transactions

     John Dan Raines is a member of the Board of Directors of AgFirst Farm Credit Bank ("AgFirst"), a Farm Credit System institution with which Farmer Mac and Fannie Mae have entered into a joint arrangement for the pooling of Rural Housing Qualified Loans. Under the arrangement, AgFirst purchases eligible Rural Housing Qualified Loans for pooling through the Farmer Mac I program and Farmer Mac guaranteed securities issued in connection therewith are to be purchased by Fannie Mae with a guarantee fee payable by AgFirst to Farmer Mac and Fannie Mae. During 2000, Farmer Mac guaranteed securities having an aggregate principal amount of $96.6 million have been issued under the arrangement among AgFirst, Fannie Mae and Farmer Mac. AgFirst also acts as a central servicer and contract underwriter for Farmer Mac in the Farmer Mac I program. During 2000, AgFirst received approximately $677,250 in servicing fees as a central servicer.

     Kenneth E. Graff is the President of Central Coast Farm Credit, which acted as a central servicer in the Farmer Mac I program for certain loans it had swapped for Farmer Mac guaranteed securities. During 2000, Central Coast Farm Credit received approximately $608,000 in servicing fees as a central servicer.

     Peter T. Paul is the President and Chief Executive Officer of GreenPoint Credit in San Diego, California, a national specialty home finance company that acts as a central servicer and contract underwriter in the Farmer Mac I program. During 2000, GreenPoint Credit received approximately $31,650 in servicing fees as a central servicer.

     From time to time, Farmer Mac purchases, or commits to purchase, Qualified Loans under the Farmer Mac I program and Guaranteed Portions under the Farmer Mac II program from institutions that own five percent or more of a class of Voting Common Stock or that have an officer or director who is a director on the Farmer Mac Board. These transactions are conducted in the ordinary course of business, with terms and conditions comparable to those applicable to lenders unaffiliated with Farmer Mac. In 2000, Farmer Mac purchased: (a) 129 Qualified Loans having an aggregate principal amount of approximately $58.8 million from Zions (Zions is the holder of approximately 32% of Farmer Mac's Class A Voting Common Stock and W. David Hemingway, a Class A director, is Executive Vice President of Zions and its holding company); (b) 8 Qualified Loans having an aggregate principal amount of approximately $1.5 million from GreenPoint Credit (Peter T. Paul, a Class A director, is the President and CEO of GreenPoint Credit); and (c) 58 Qualified Loans having an aggregate principal amount of approximately $15.5 million from AgFirst (John Dan Raines, a Class B director, is a member of the Board of Directors of AgFirst). In 2000, Farmer Mac guaranteed: (a) through a long-term standby purchase commitment with AgFirst, one Qualified Loan having a principal amount of approximately $420,000; (b) through a long-term standby purchase commitment with AgStar Farm Credit Services, 106 Qualified Loans having an aggregate principal amount of approximately $14.1 million (Paul A. DeBriyn, a Class B director, is President and Chief Executive Officer of AgStar Farm Credit Services); and (c) through a long-term standby purchase commitment with Central Coast Farm Credit, 75 Qualified Loans having an aggregate principal amount of approximately $114.8 million (Kenneth E. Graff, a Class B director, is President of Central Coast Farm Credit). The principal amount of Guaranteed Portions that Farmer Mac purchased under the Farmer Mac II program from director-affiliated institutions or five percent or greater shareholders was approximately 2.2% of that program's volume in 2000. During 2000, Farmer Mac entered into Farmer Mac II transactions with Zions involving Farmer Mac's purchase of Guaranteed Portions or the issuance of Farmer Mac II guaranteed securities backed by Guaranteed Portions in an aggregate principal amount of approximately $2.3 million (1.2% of the program's total).

     In addition to its participation as a seller of loans in the Farmer Mac programs, Zions also acts as a dealer in Farmer Mac's discount and medium-term note programs; is a counterparty to Farmer Mac on certain interest rate swap transactions; and acts as a central servicer and contract underwriter for Farmer Mac in the Farmer Mac I program. See "Compensation Committee Interlocks and Insider Participation" for quantitative information concerning Zions' contractual relationships with Farmer Mac.

Performance Graph

     Farmer Mac has three classes of Common Stock: Class A and Class B Voting Common Stock and Class C Non-Voting Common Stock (collectively, the "Common Stock"). The Common Stock was issued in Units and, until November 23, 1993, traded as such. A "Class A Unit" consisted of one share of Class A Voting Common Stock and one share of Class C Non-Voting Common Stock. A "Class B Unit" consisted of one share of Class B Voting Common Stock and one share of Class C Non-Voting Common Stock. In accordance with the terms of the initial public offering, the Class C Non-Voting Common Stock separated from the Class A and Class B Units on November 23, 1993 (the "Separation Date"). From January 1994 to June 1999, the Class A and Class C Common Stock traded separately on The Nasdaq Stock Market,(13) although, through January 1996, each Class traded at a level approximately one-half the price of a Class A Unit prior to the Separation Date.(14) Since June 1999, the Class A and Class C Common Stock have traded on the New York Stock Exchange.(15) As a result of the limited market for Class B Common Stock and the infrequency of trades therein, the Class B Common Stock does not trade on any market or exchange nor is Farmer Mac aware of any publicly available quotations or prices for Class B Common Stock.




13 The Class A Voting Common Stock was traded on the Nasdaq SmallCap Market tier of The Nasdaq Stock Market under the symbol FAMCA, and the Class C Non-Voting Common Stock was traded on the Nasdaq National Market tier of The Nasdaq Stock Market under the symbol FAMCK.

14 Since February 1996, following the passage of the legislation revising Farmer Mac's statutory charter, the Class A and Class C Stock have traded at different price-per-share levels.

15 The Class A Voting Common Stock is traded under the symbol AGM.A, and the Class C Non-Voting Common Stock is traded under the symbol AGM.













      The following graph compares the performance of Farmer Mac's Class A Voting and Class C Non-Voting Common Stock with the performance of the New York Stock Exchange Composite Index ("NYSE Comp") and Standard & Poor's Financial Index ("S&P Financial") over the period from December 31, 1995 to December 31, 2000. The graph assumes that $100 was invested on December 31, 1995 in each of:
Farmer Mac's Class A Stock; Farmer Mac's Class C Stock (as adjusted to reflect the 3-for-1 stock split that became effective August 2, 1999); the NYSE Comp; and the S&P Financial. The graph also assumes that all dividends were reinvested.


                               Comparative Total Return
                       (Class A and Class C Stock vs. Indices)


              AGM.A     AGM    S&P Financial      NYSE Comp
 1995         100        100           100             100
 1996         713        700           132             119
 1997         457       1388           192             155
 1998         463        874           210             181
 1999         430       1359           215             197
 2000         490       1650           266             199


Item No. 2:  Selection of Independent Auditors

     The By-Laws of the Corporation provide that the Audit Committee shall select the Corporation's independent auditors "annually in advance of the Annual Meeting of Stockholders and [that selection] shall be submitted for ratification or rejection at such meeting." In addition, the Audit Committee reviews the scope and results of the audits, the accounting principles being applied, and the effectiveness of internal controls. The Audit Committee also ensures that management fulfills its responsibilities in the preparation of the Corporation's financial statements. During the fiscal year ending December 31, 2000, the Audit Committee, composed of Messrs. Nolan (Chairman), DeBriyn and Junkins, met six times.

     In accordance with the By-Laws, the Audit Committee has unanimously recommended Arthur Andersen LLP as the Corporation's independent auditors for the fiscal year ending December 31, 2001. This proposal is put before the stockholders as provided the By-Laws and in conformity with the current practice of seeking stockholder approval of the selection of independent auditors. The ratification of the appointment of Arthur Andersen LLP as the Corporation's independent public accountants requires the affirmative vote of a majority of the shares present in person or by proxy at the Meeting and entitled to be voted.

     Arthur Andersen LLP has served as our independent auditors since 1998. Representatives of Arthur Andersen LLP are expected to attend the Meeting. They will have the opportunity to make a statement if they desire to do so, and will be available to answer appropriate questions from stockholders present at the Meeting.

     The Board of Directors recommends a vote FOR the proposal to ratify the selection of Arthur Andersen LLP as independent auditors for the Federal Agricultural Mortgage Corporation for 2001. Proxies solicited by the Board of Directors will be so voted unless holders of the Corporation's Voting Common Stock specify to the contrary on their proxies, or unless authority to vote is withheld.

Audit Fees

     Arthur Andersen LLP billed Farmer Mac an aggregate $89,500 for professional services rendered for the audit of Farmer Mac's annual financial statements and the reviews of the financial statements included in Farmer Mac's Forms 10-Q for 2000.

All Other Fees

     Arthur Andersen billed Farmer Mac an aggregate $141,558 for services in 2000 other than for the audit of Farmer Mac's annual financial statements and the reviews of the financial statements included in Farmer Mac's Forms 10-Q for 2000. These services were the outsourcing of Farmer Mac's internal audit and assistance with various accounting matters, including tax, the implementation of Statement of Financial Accounting Standards No. 133 and other technical issues.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires Farmer Mac's officers and directors, and persons who beneficially own more than ten percent of a registered class of Farmer Mac's equity securities, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish Farmer Mac with copies of all Forms 3, 4 and 5 filed.

     Based solely on Farmer Mac's review of its corporate records, which include copies of forms it has received, and written representations from certain reporting persons that they were not required to file a Form 5 for specified fiscal years, Farmer Mac believes that all of its officers, directors and greater than ten percent beneficial owners complied with all filing requirements applicable to them for transactions during 2000.

Principal Holders of Voting Common Stock

     It is believed that, as of the date of this Proxy Statement, the following institutions are the beneficial owners of either 5% or more of the outstanding shares of the related class of Voting Common Stock or 5% or more of the total outstanding shares of Voting Common Stock.

                                    Number                Percent of Total   Percent of Total
                                   of Shares               Voting Shares        Shares Held
 Name and Address              Beneficially Owned           Outstanding*         By Class**
 ----------------              ------------------           -----------          --------
 AgAmerica, FCB(16)             85,774 shares of Class B
 Spokane, WA  99220            Voting Common Stock             5.62%              17.14%

 AgFirst Farm Credit Bank(17)   84,024 shares of Class B
 Columbia, SC  29202            Voting Common Stock            5.51%              16.79%

 AgriBank, FCB                 148,441 shares of Class B
 St. Paul, MN  55101-1849       Voting Common Stock            9.73%              29.67%

 CoBank                         30,136 shares of Class B
 Denver, CO 80217-5110          Voting Common Stock            1.97%               6.02%

 Farm Credit Bank of Texas(18)  38,503 shares of Class B
 Austin, TX  78761              Voting Common Stock            2.52%               7.70%

 Farm Credit Bank of Wichita    45,223 shares of Class B
 Wichita, KS  67201             Voting Common Stock            2.96%               9.04%

 Western Farm Credit Bank       55,250 shares of Class B
 Sacramento, CA  95813          Voting Common  Stock           3.62%              11.04%

 Zions First National Bank(19)  322,100 shares of Class A
 Salt Lake City, UT  84111      Voting Common Stock           21.04%              31.25%

* The percentage is determined by dividing the number of shares of Voting Common Stock owned by the total of the number of shares of Voting Common Stock outstanding.

** The percentage is determined by dividing the number of shares of the class of Voting Common Stock owned by the number of shares of that class of Voting Common Stock outstanding.

16 John G. Nelson III, currently a member of the Board of Directors and a Class B Nominee, is a member of the Board of Directors of AgAmerica, FCB.

17 John Dan Raines, currently a member of the Board of Directors and a Class B Nominee, is a member of the Board of Directors of AgFirst Farm Credit Bank.

18 James A. McCarthy, currently a member of the Board of Directors and a Class B Nominee, is a member of the Board of Directors of the Farm Credit Bank of Texas.

19 W. David Hemingway, currently a member of the Board of Directors and a Class A Nominee, is Executive Vice President of Zions First National Bank.

Solicitation of Proxies

     The Corporation will pay the cost of the Meeting and the costs of soliciting proxies, including the cost of mailing the proxy material. The Corporation has retained Georgeson Shareholders Communications Inc. to act as the Corporation's proxy solicitation firm for a fee of approximately $5,000. In addition to solicitation by mail, employees of Georgeson Shareholders Communications Inc. may solicit proxies by telephone, electronic mail, telegram or personal interview. Brokerage houses, nominees, fiduciaries and other custodians will be requested to forward solicitation material to the beneficial owners for shares held of record by them, and will be reimbursed for their expenses by the Corporation.

Other Matters

     The enclosed proxy confers on the Proxy Committee discretionary authority to vote the shares represented thereby in accordance with the members' best judgment with respect to all matters that may be brought before the Meeting or any adjournment thereof, in addition to the scheduled items of business, and matters incident to the Meeting. The Board of Directors does not know of any other matter that may properly be presented for action at the Meeting. If any other matters should properly come before the Meeting or any adjournment thereof, the persons named in the accompanying proxy intend to vote such proxy in accord with their best judgment.

     Upon written request, Farmer Mac will furnish, without charge, to each person whose proxy is being solicited a copy of its Annual Report on Form 10-K for the fiscal year ended December 31, 2000, as filed with the SEC. Written requests should be directed to Jerome G. Oslick, Corporate Secretary, Federal Agricultural Mortgage Corporation, 919 18th Street, N.W., Suite 200, Washington, D.C. 20006.


                         ------------------------------

     The giving of your proxy will not affect your right to vote your shares personally if you do attend the Meeting. In any event, it is important that you complete, sign and return the enclosed proxy card promptly to ensure that your shares are voted.

                                        By order of the
                                        Board of Directors,

                                        /s/  Jerome G. Oslick
                                        ---------------------
                                        Jerome G. Oslick
                                        Corporate Secretary


April 20, 2001 Washington, D.C.

                                                                      Appendix A

                                   FARMER MAC
                             AUDIT COMMITTEE CHARTER


     The Audit Committee is appointed by the Board to assist the Board in monitoring (1) the integrity of the financial statements of Farmer Mac, (2) the compliance by Farmer Mac with legal and regulatory requirements and (3) the independence and performance of Farmer Mac's internal and external auditors.

     The members of the Audit Committee shall meet the independence and experience requirements of the New York Stock Exchange.

The Audit Committee shall make regular reports to the Board.

The Audit Committee shall:

1. Review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

2.    Meet four times per year or more frequently as circumstances require.

3.   Review  with  the  independent   auditor  and  the  internal   auditor  the
     coordination of audit efforts to assure completeness of coverage, reduction of redundant efforts, and the effective use of audit resources.

4. Inquire of management, the independent auditor and the internal auditor about significant exposures and assess the steps management has taken to minimize such risks.

5. Review the annual audited financial statements with management, including major issues regarding accounting and auditing principles and practices as well as the adequacy of internal controls that could significantly affect the Corporation's financial statements.

6. Review an analysis prepared by management and the independent auditor of significant financial reporting issues and judgments made in connection with the preparation of the Corporation's financial statements and review major changes to the Corporation's auditing and accounting principles and practices as suggested by the independent auditor, internal auditors or management.

7. (a) Receive from the independent accountants, prior to the public accountants' report on the published financial statements, a special report which shall, among other things, point out and describe each material item affecting the financial statements of the Corporation which might in the opinion of the independent public accountants receive, under generally accepted accounting principles, treatment varying from that proposed for such statements; (b) decide, in the Committee's discretion, upon the treatment to be accorded such items; (c) take such other action in respect of the special report as the Committee may deem appropriate; and (d) transmit to the Compensation Committee a copy of the special report, together with the Audit Committee's decision.

8. Select and engage, subject to ratification by the stockholders of Farmer Mac, the independent auditor, which firm is ultimately accountable to the Audit Committee and the Board.

9. Review the independent auditor's proposal letter, review the planning of the audit and approve the fees to be paid to the independent auditor. At least every 3 years, the Committee shall consider the rotation of independent auditors.

10. Receive periodic reports from the independent auditor regarding the auditor's independence, discuss such reports with the auditor, and if so determined by the Audit Committee, recommend that the Board take appropriate action to satisfy itself of the independence of the auditor.

11. Evaluate together with the Board the performance of the independent auditor and, if so determined by the Audit Committee, recommend that the Board replace the independent auditor.

12.   Review the appointment and/or replacement of the internal auditor.

13. Review the significant reports to management prepared by the internal auditor and management's responses.

14. Obtain from the independent auditor assurance of compliance with Section 10A of the Securities Exchange Act of 1934.

15. Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit.

16. Review with the independent auditor any problems or difficulties the auditor may have encountered and any management letter provided by the auditor and the Corporation's response to that letter. Such review should include:

a. Any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to required information.

b.    Any changes required in the planned scope of the internal audit.

c.    The responsibilities and budget for the internal audit.

17. Prepare the report required by the rules of the Securities and Exchange Commission to be included in the Corporation's annual proxy statement.

18. Review with the Corporation's General Counsel legal matters that may have a material impact on the financial statements, the Corporation's compliance policies and any material reports or inquiries received from regulators or governmental agencies.

19. Meet at least annually with senior financial management and the independent auditor in separate executive sessions.

20. Prepare a letter for inclusion in the proxy statement that describes the committee's composition and responsibilities, and how they were discharged.

     While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Corporation's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditor or to assure compliance with laws.

                                                                      Appendix B

                   FEDERAL AGRICULTURAL MORTGAGE CORPORATION
             PROXY FOR ANNUAL MEETING OF STOCKHOLDERS, JUNE 7, 2001

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


The undersigned hereby appoints Henry D. Edelman, Jerome G. Oslick, and Timothy L. Buzby, and any of them, as Proxies for the undersigned and to vote all of the shares of the Class B Voting Common Stock of the FEDERAL AGRICULTURAL MORTGAGE CORPORATION (the "Corporation") that the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Coporation to be held on June 7, 2001, and any and all adjournments thereof.


     The Board of Directors unanimously recommends a vote FOR the proposals.

In their discretion, the Proxies are authorized to vote on such other matters as may properly come before the meeting. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS and, when properly executed, will be voted as instructed herein. If no instructions are given, this proxy will be voted FOR proposals 1 and 2.



PLEASE   VOTE,  DATE  AND   SIGN   ON  REVERSE SIDE AND  RETURN  PROMPTLY IN THE
ENCLOSED ENVELOPE.

Please sign exactly as your name(s) appear(s) on the books of the Corporation. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this sighnature should be that of an authorized officer who should state his or her title.


HAS YOUR ADDRESS CHANGED:
                          ____________________________
                          ____________________________
                          ____________________________

PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE    [ X ]

                    For all nominees
                    (except as marked to
                    the contrary below).       WITHHOLD
 1.  Election of          [  ]                   [  ]
     Directors:

NOTE:If you do not wish your shares voted "For" a particular nominee, mark the "For all nominees" box and strike a line through the name(s) of the nominee(s). Your shares will be voted for the remaining nominee(s).

 Nominees:
         Paul A. DeBriyn, Kenneth E. Graff, James A. McCarthy,
         John G. Nelson III, and John Dan Raines.

2. Proposal to approve the appointment of Arthur Andersen LLP as independent auditors for the Corporation for the fiscal year ending December 31, 2001.

                        FOR     AGAINST   ABSTAIN
                        [  ]      [  ]      [  ]


Mark box at right if an address change has
been noted on the reverse side of this  card.      [  ]




Stockholder sign here__________________      Co-owner sign here________________
Date ________________

NOTE: Please be sure to sign and date this Proxy

                                                                      Appendix C

                   FEDERAL AGRICULTURAL MORTGAGE CORPORATION
             PROXY FOR ANNUAL MEETING OF STOCKHOLDERS, JUNE 7, 2001

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Henry D. Edelman, Jerome G. Oslick, and Timothy L. Buzby, and any of them, as Proxies for the undersigned and to vote all of the shares of the Class A Voting Common Stock of the FEDERAL AGRICULTURAL MORTGAGE CORPORATION (the "Corporation") that the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Coporation to be held on June 7, 2001, and any and all adjournments thereof.


     The Board of Directors unanimously recommends a vote FOR the proposals.

In their discretion, the Proxies are authorized to vote on such other matters as may properly come before the meeting. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS and, when properly executed, will be voted as instructed herein. If no instructions are given, this proxy will be voted FOR proposals 1 and 2.



PLEASE   VOTE,  DATE  AND   SIGN   ON   REVERSE SIDE AND RETURN  PROMPTLY IN THE
ENCLOSED ENVELOPE.

     Please sign exactly as your name(s) appear(s) on the books of the Corporation. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this sighnature should be that of an authorized officer who should state his or her title.


HAS YOUR ADDRESS CHANGED:
                          ____________________________
                          ____________________________
                          ____________________________

PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE    [ X ]

                    For all nominees
                    (except as marked to
                    the contrary below).       WITHHOLD
 1.  Election of          [  ]                   [  ]
     Directors:

NOTE:If you do not wish your shares voted "For" a particular nominee, mark the "For all nominees" box and strike a line through the name(s) of the nominee(s). Your shares will be voted for the remaining nominee(s).

 Nominees:
          Dennis L. Brack, W. David Hemingway, Mitchell A. Johnson Charles E. Kruse, and Peter T. Paul

2. Proposal to approve the appointment of Arthur Andersen LLP as independent auditors for the Corporation for the fiscal year ending December 31, 2001.

                        FOR     AGAINST   ABSTAIN
                        [  ]      [  ]      [  ]


Mark box at right if an address change has
been noted on the reverse side of this  card.      [  ]




Stockholder sign here__________________      Co-owner sign here________________
Date ________________

NOTE: Please be sure to sign and date this Proxy